Dresdner RCM Capital Funds
Appendix A
Rule 10f3 Transactions
July 1 to December 31,1999


Date
Fund
Security
Registered Under the Securities Act of 1933
Purchase Price
Firm Commitment Underwriting
Commission Reasonable and Fair
Issuer in Operation 3 Years
Shares Purchased
% of Fund Assets
Purchased from an Unaffiliated Broker
Dealer Purchased From
% of Shares Purchased by DRCM Funds (1)
Fund Assets
Shares Offered


12/16/1999
Dresdner RCM MidCap Fund
Infonet Services Corp
Yes
$21.00
Yes
Yes
Yes
23,300
0.04%
Yes
MLCO
0.061%
$1,229,558,401
38,500,000


10/12/1999
Dresdner RCM International Growth Equity Fund
Sonera OYJ Group Plc
No
$25.48
Yes
Yes
Yes
20,100
0.28%
Yes
GSCO
0.016%
$182,850,707
127,000,000


12/16/1999
Dresdner RCM International Growth Equity Fund
Infonet Services Corp
Yes
$21.00
Yes
Yes
Yes
22,200
0.18%
Yes
MLCO
0.058%
$254,732,808
38,500,000


07/28/1999
Dresdner RCM International Growth Equity Fund
Telecom Eireann
Yes
$4.60 EUR
Yes
Yes
Yes
50,400
0.17%
Yes
MLCO
0.07%
$145,595,725
939,300,000


(1)Represents purchases by all affiliated funds. The amount of securities of any class of such issue to be purchased in aggregate by an investment company utilizing Dresdner RCM as an investment advisor may not exceed 10% of the principal amount of the offering of that class of securities.